EXHIBIT 11. CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE

HART HOLDING COMPANY INCORPORATED AND SUBSIDIARIES
(In thousands, except per share data)

                                                Year Ended December 31,
                                              ----------------------------
                                                1991      1992      1993
                                              --------  --------  --------

Income from continuing operations             $  4,214  $  6,145  $  8,238
                                              --------  --------  --------
Income from continuing operations
 attributable to common shares                   4,214     6,145     8,238

Net gain on disposal of
 discontinued operations                         2,830
Minority interest                                 (377)
                                              --------  --------  --------
Income before extraordinary item and
 cumulative effect of a change in
 accounting principle attributable
 to common shares                                6,667     6,145     8,238

Extraordinary loss from early
 extinguishment of debt                                   (5,715)

Cumulative effect of a change
 in accounting principle                                   3,012
                                              --------  --------  --------
Net income attributable to
 common shares                                $  6,667  $  3,442  $  8,238
                                              ========  ========  ========


PRIMARY EARNINGS PER COMMON SHARE:

Income from continuing operations             $    .28  $    .41  $    .56
                                              ========  ========  ========

Income before extraordinary item
 and cumulative effect of a change
 in accounting principle                      $    .44  $    .41  $    .56
                                              ========  ========  ========

Cumulative effect of a change
   in accounting principle                              $    .20
                                                        ========

Net income                                    $    .44  $    .23  $    .56
                                              ========  ========  ========

WEIGHTED AVERAGE COMMON SHARES                  15,228    15,130    14,686
                                              ========  ========  ========






EXHIBIT 11.  CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE

HART HOLDING COMPANY INCORPORATED AND SUBSIDIARIES
(In thousands, except per share data)
                                                 Year Ended December 31,
                                               ----------------------------
                                                 1991      1992      1993
                                               --------  --------  --------

Income from continuing operations              $  4,214  $  6,145  $  8,238
                                               --------  --------  --------
Income from continuing operations
 attributable to common shares                    4,214     6,145     8,238

Net gain on disposal of
 discontinued operations                          2,830
Minority interest                                  (377)
                                               --------  --------  --------
Income before extraordinary item
 and cumulative effect of a change
 in accounting principle
 attributable to common shares                    6,667     6,145     8,238

Extraordinary loss from early
 extinguishment of debt                                    (5,715)

Cumulative effect of a change
 in accounting principle                                    3,012
                                               --------  --------  --------
Net income attributable to
 common shares                                 $  6,667  $  3,442  $  8,238
                                               ========  ========  ========


FULLY DILUTED EARNINGS PER COMMON SHARE:

Income from continuing operations              $    .27  $    .41  $    .56
                                               ========  ========  ========

Income before extraordinary item
 and cumulative effect of a change
 in accounting principle                       $    .43  $    .41  $    .56
                                               ========  ========  ========

Cumulative effect of a change
   in accounting principle                               $    .20
                                                         ========

Net income                                     $    .43  $    .23  $    .56
                                               ========  ========  ========

WEIGHTED AVERAGE COMMON SHARES
  INCLUDING ALL DILUTIVE SHARES                  15,339    15,130    14,686
                                               ========  ========  ========






EXHIBIT 12.   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

              HART HOLDING COMPANY INCORPORATED AND SUBSIDIARIES

(In thousands, except ratios)

                                    Fiscal Year Ended December 31,
                             -------------------------------------------
                               1989     1990     1991     1992     1993
                             -------  -------  -------  -------  -------
Income from continuing
 operations before
 income taxes                $12,147  $ 6,253  $ 4,734  $ 9,016  $12,693

Plus fixed charges:
  Interest expense and
   amortization of financing
   costs and debt discount    22,590   19,934   21,777   17,633   16,426

  Interest portion of
   rent expense                  597      453      463      478      491
                             -------  -------  -------  -------  -------
    Total fixed charges       23,187   20,387   22,240   18,111   16,917
                             -------  -------  -------  -------  -------

 Earnings plus fixed
  charges                    $35,334  $26,640  $27,974  $27,127  $29,610
                             =======  =======  =======  =======  =======

 Ratio of earnings to
  fixed charges                 1.5x     1.3x     1.2x     1.5x     1.8x
                                ====     ====     ====     ====     ====



EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARIES OF HART HOLDING COMPANY INCORPORATED

                                         State or Country
                                         of Incorporation
                                         ----------------
Subsidiaries of Hart Holding
 Company Incorporated:
Reeves Industries, Inc.                      Delaware
Reeves Holdings, Inc.                        Delaware
Hart Investment Properties Corporation       Delaware
Hart Capital Corporation                     Delaware
Fenchurch, Inc.                              Delaware

Subsidiaries of Reeves Industries, Inc.:
Reeves Brothers, Inc.                        Delaware

Subsidiaries of Reeves Brothers, Inc.:
Turner Freight Systems, Inc.              South Carolina
Reeves S.p.A                                   Italy